UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 20, 2014

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction

of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 20, 2014, Forest Oil Corporation (“Forest”) held a special meeting of shareholders (the “Special Meeting”). At the Special Meeting, the shareholders of Forest voted on the following proposals:

(a) Share Issuance Proposal. A proposal to approve the issuance of 163,711,510 common shares and 1,664,249 Series A convertible common-equivalent preferred shares (convertible into 166,424,900 common shares) to Sabine Investor Holdings LLC and FR XI Onshore AIV, LLC, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of May 5, 2014, and amended and restated as of July 9, 2014, by and among Sabine Investor Holdings LLC, FR XI Onshore AIV, LLC, Sabine Oil & Gas Holdings LLC, Sabine Oil & Gas Holdings II LLC, Sabine Oil & Gas LLC and Forest Oil Corporation, and to approve, in the event the authorized share proposal is not approved, the issuance of 1,137,113 Series B convertible common-equivalent preferred shares to Sabine Investor Holdings LLC and FR XI Onshore AIV, LLC in lieu of 113,711,300 common shares underlying such Series B convertible common-equivalent preferred shares;

(b) Authorized Share Proposal. A proposal to approve an amendment to the Forest certificate of incorporation to increase the number of authorized Forest common shares to 650,000,000 shares;

(c) Name Change Proposal. A proposal to approve an amendment to the Forest certificate of incorporation to change the name of Forest to “Sabine Oil & Gas Corporation”;

(d) 2014 LTIP Proposal. A proposal to approve the adoption of the Forest Oil Corporation 2014 Long Term Incentive Plan (the “2014 LTIP”);

(e) Section 162(m) Proposal. A proposal to approve certain material terms of the 2014 LTIP for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code; and

(f) Adjournment Proposal. A proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the share issuance proposal or the authorized share proposal.

On the record date for the Special Meeting, there were 119,374,111 shares outstanding and entitled to vote. Shareholders holding 81,772,550 shares were present at the Special Meeting, in person or represented by proxy. The results of the voting at the Special Meeting were as follows:

Share Issuance Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,348,123	1,266,535	157,892	0

Authorized Share Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
79,634,018	1,950,464	188,068	0

Name Change Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,225,614	1,361,049	185,887	0

2014 LTIP Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
76,597,606	4,736,875	438,069	0

Section 162(m) Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
78,292,342	3,118,697	361,511	0

Adjournment Proposal

Votes For	Votes Against	Abstentions
75,741,828	5,826,891	203,831

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: November 20, 2014	By	/s/ Richard W. Schelin
Richard W. Schelin
Vice President, General Counsel and Secretary